                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                         dated as of January 30, 2001

                                     among

                          LOUDEYE TECHNOLOGIES, INC.,

                            SANTA ACQUISITION, INC.

                                      and

                            DISCOVERMUSIC.COM, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.......................................................    1
     Section 1.1    Effective Time of the Merger...........................    1
     Section 1.2    Closing................................................    2
     Section 1.3    Effects of the Merger..................................    2
     Section 1.4    Directors and Officers.................................    2
ARTICLE II CONVERSION OF SECURITIES........................................    2
     Section 2.1    Conversion of Capital Stock............................    2
     Section 2.2    Escrow Agreement.......................................    5
     Section 2.3    Dissenting Shares......................................    6
     Section 2.4    Exchange of Certificates...............................    7
     Section 2.5    Distributions with Respect to Unexchanged Shares.......    8
     Section 2.6    Tax and Accounting Consequences........................    8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET.......................    9
     Section 3.1    Organization of Target.................................    9
     Section 3.2    Target Capital Structure...............................    9
     Section 3.3    Authority; No Conflict; Required Filings and Consents..   11
     Section 3.4    Financial Statements; Absence of Undisclosed
                     Liabilities...........................................   12
     Section 3.5    Tax Matters............................................   13
     Section 3.6    Absence of Certain Changes or Events...................   15
     Section 3.7    Title and Related Matters..............................   16
     Section 3.8    Proprietary Rights.....................................   17
     Section 3.9    Employee Benefit Plans.................................   19
     Section 3.10   Bank Accounts..........................................   21
     Section 3.11   Contracts..............................................   22
     Section 3.12   Compliance With Law....................................   23
     Section 3.13   Labor Difficulties; No Discrimination..................   24
     Section 3.14   Insider Transactions...................................   24
     Section 3.15   Employees, Independent Contractors and Consultants.....   25
     Section 3.16   Insurance..............................................   25
     Section 3.17   Accounts Receivable....................................   25
     Section 3.18   Litigation.............................................   25
     Section 3.19   Governmental Authorizations and Regulations............   26
     Section 3.20   No Other Investments...................................   26
     Section 3.21   Compliance with Environmental Requirements.............   26
     Section 3.22   Corporate Documents....................................   26
     Section 3.23   No Brokers.............................................   27
     Section 3.24   Target Action..........................................   27
     Section 3.25   Offers.................................................   27
     Section 3.26   Disclosure.............................................   27
     Section 3.27   Information Statement and Consent......................   27
     Section 3.28   Customers and Suppliers................................   28

                               TABLE OF CONTENTS

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                                                                            ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB...............  28
    Section 4.1     Organization of Acquiror and Sub........................  28
    Section 4.2     Valid Issuance of Acquiror Common Stock.................  28
    Section 4.3     Authority; No Conflict; Required Filings and Consents...  28
    Section 4.4     SEC Filings; Financial Statements.......................  29
    Section 4.5     Interim Operations of Sub...............................  30
    Section 4.6     Stockholders Consent....................................  30
    Section 4.7     Information Statement and Consent.......................  30
    Section 4.8     Litigation..............................................  31
    Section 4.9     Compliance With Law.....................................  31
ARTICLE V PRECLOSING COVENANTS OF TARGET....................................  31
    Section 5.1     Information Statement and Consent.......................  31
    Section 5.2     Approval of Target Stockholders.........................  32
    Section 5.3     Advice of Changes.......................................  32
    Section 5.4     Operation of Business...................................  32
    Section 5.5     Satisfaction of Conditions Precedent....................  35
    Section 5.6     Other Negotiations......................................  35
    Section 5.7     Other Covenants.........................................  36
ARTICLE VI PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB...............  36
    Section 6.1     Advice of Changes.......................................  36
    Section 6.2     Reservation of Acquiror Common Stock....................  36
    Section 6.3     Satisfaction of Conditions Precedent....................  36
    Section 6.4     Stock Options and Warrants..............................  37
    Section 6.5     Nasdaq National Market Listing..........................  37
    Section 6.6     Certain Employee Benefit Matters........................  37
    Section 6.7     Registration of Shares Issued in the Merger.............  38
ARTICLE VII OTHER AGREEMENTS................................................  38
    Section 7.1     Confidentiality.........................................  38
    Section 7.2     No Public Announcement..................................  38
    Section 7.3     Regulatory Filings; Consents; Reasonable Efforts........  38
    Section 7.4     Escrow Agreement........................................  39
    Section 7.5     Severance...............................................  39
    Section 7.6     FIRPTA..................................................  39
    Section 7.7     Blue Sky Laws...........................................  40
    Section 7.8     Access to Information...................................  40
ARTICLE VIII CONDITIONS TO MERGER...........................................  40
    Section 8.1     Conditions to Each Party's Obligation to Effect
                    the Merger..............................................  40
    Section 8.2     Additional Conditions to Obligations of Acquiror
                    and Sub.................................................  41
    Section 8.3     Additional Conditions to Obligations of Target..........  43

                               TABLE OF CONTENTS

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                                                                            ----
ARTICLE IX TERMINATION AND AMENDMENT.......................................   43
     Section 9.1    Termination............................................   43
     Section 9.2    Effect of Termination..................................   44
     Section 9.3    Fees and Expenses......................................   44
ARTICLE X ESCROW AND INDEMNIFICATION.......................................   45
     Section 10.1   Indemnification........................................   45
     Section 10.2   Secondary Indemnification..............................   45
     Section 10.3   Sole Remedy............................................   46
     Section 10.4   Escrow Fund............................................   46
     Section 10.5   Damage Threshold.......................................   46
     Section 10.6   Escrow Periods.........................................   47
     Section 10.7   Claims Upon Escrow Fund................................   47
     Section 10.8   Valuation..............................................   48
     Section 10.9   Objections to Claims...................................   48
     Section 10.10  Resolution of Conflicts................................   48
     Section 10.11  Stockholders' Agent....................................   49
     Section 10.12  Actions of the Stockholders' Agent.....................   50
     Section 10.13  Third Party Claims.....................................   50
     Section 10.14  Indemnity by Acquiror..................................   51
ARTICLE XI MISCELLANEOUS...................................................   51
     Section 11.1   Survival of Representations and Covenants..............   51
     Section 11.2   Notices................................................   51
     Section 11.3   Interpretation.........................................   52
     Section 11.4   Counterparts...........................................   53
     Section 11.5   Entire Agreement; No Third Party Beneficiaries.........   53
     Section 11.6   Governing Law; Jurisdiction............................   53
     Section 11.7   Assignment.............................................   53
     Section 11.8   Amendment..............................................   53
     Section 11.9   Extension; Waiver......................................   53
     Section 11.10  Specific Performance...................................   53
     Section 11.11  Severability...........................................   53

                            EXHIBITS AND SCHEDULES
                            ----------------------

EXHIBIT A  -  VOTING AGREEMENT
EXHIBIT B  -  TARGET DISCLOSURE SCHEDULE
EXHIBIT C  -  INVESTOR REPRESENTATION STATEMENT
EXHIBIT D  -  REGISTRATION RIGHTS AGREEMENT
EXHIBIT E  -  ESCROW AGREEMENT
EXHIBIT F  -  FORM OF OPINION OF COUNSEL TO TARGET
EXHIBIT G  -  FORM OF OPINION OF COUNSEL TO ACQUIROR
EXHIBIT 8.2(p)  -  FORM OF REPURCHASE AND RELEASE AGREEMENT
SCHEDULE 8.1(e)  -  ASSUMPTION OF CAPITAL LEASES
SCHEDULE 8.2(l)  -  NET EXERCISE OF WARRANTS

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2001 (this "Agreement"), is entered into by and among Loudeye Technologies, Inc., a Delaware corporation ("Acquiror"), Santa Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Sub"), and DiscoverMusic.com, Inc., a Delaware corporation ("Target").

                                   RECITALS

     A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and their respective stockholders that Acquiror and Target combine their respective businesses upon the terms and conditions set forth herein;

     B. The combination of Acquiror and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Acquiror and the stockholders of Target will become stockholders of Acquiror (the "Merger");

     C. The parties intend and acknowledge that the Merger will not be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder;

     D. For accounting purposes, it is intended that the Merger shall be treated as a "purchase"; and

     E. As a condition and inducement to Acquiror's willingness to enter into this Agreement, all officers, directors and holders of at least fifty percent (50%) of Target's outstanding Common Stock and holders of at least fifty percent (50%) of Target's outstanding Preferred Stock have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which
                        ---------
such officers, directors and stockholders have, among other things, agreed to vote their shares of Target capital stock in favor of the Merger and to grant Acquiror irrevocable proxies to vote such shares.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I


                                  THE MERGER

     Section 1.1  Effective Time of the Merger.
                  ----------------------------

            (a) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

            (b) The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.2  Closing. The closing of the Merger (the "Closing") will take
                  -------
place at 10:00 a.m., Pacific Coast time, on a date (the "Closing Date") to be specified by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 4750 Carillon Point, Kirkland, Washington 98033, unless another date, time or place is mutually agreed to in writing by Acquiror and Target.

     Section 1.3  Effects of the Merger.
                  ---------------------

            (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target and Target will become a wholly-owned subsidiary of Acquiror (Sub and Target are sometimes referred to herein as the "Constituent Corporations" and Target following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

            (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4  Directors and Officers. The directors of Sub immediately
                  ----------------------
prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock. At the Effective Time, by virtue
                  ---------------------------
of the Merger and without any further approval of the holders of any shares of capital stock of Target or capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the
              --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

          (b) Cancellation of Acquiror-Owned and Target-Owned Stock. Any shares
              -----------------------------------------------------
of Series A Preferred Stock, $0.001 par value, Series B Preferred Stock, $0.001 par value, Series C Preferred Stock, $0.001 par value, and Series D Preferred Stock, $0.001 par value, of Target (the "Target Preferred Stock"), or shares of Common Stock, $0.001 par value, of Target ("Target Common Stock", and together with the Target Preferred Stock, the "Target Stock"), that are owned by Acquiror, Sub, Target or any other direct or indirect wholly-owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c)  Exchange Ratio.
               --------------

               (i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive:

                   (A) a fraction of a fully paid and nonassessable share of Acquiror Common Stock (as defined in Section 4.2) equal to the "Exchange Ratio", and

                   (B) an amount of cash per share of Acquiror Common Stock equal to the quotient obtained by dividing the Total Cash Consideration (as defined below) by the Total Consideration Shares (as defined below) (the "Per Share Cash").

All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock and percentage of the Total Cash Consideration to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.4.

          (ii) The number of shares of Acquiror Common Stock to be issued to each Target stockholder shall be determined by multiplying (1) the number of shares of Target Common Stock held by such stockholder (or which will be held immediately prior to the Effective Time by such stockholder upon the conversion of his, her or its shares of Target Preferred Stock into Target Common Stock in accordance with Section 2.1(f) and the Target Certificate of Incorporation) by
(2) the Exchange Ratio, rounded up to the nearest whole share.

          (iii) For purposes of this Agreement, the following terms shall have the following meanings:

                "Total Consideration Shares" shall be 3,700,000 shares of Acquiror Common Stock (as adjusted for any Stock Splits (as defined below)).

                "Exchange Ratio" shall be equal to the quotient determined by dividing (x) the Total Consideration Shares, by (y) the sum without duplication
--------
of (A) the number of shares of Target Common Stock issued and outstanding as of the Effective Time, plus (B) the number of shares of Target Common Stock subject
                    ----
to issuance upon the exercise in full of all Target Warrants issued and outstanding at the Effective Time, plus (C) the number of shares of Target
                                   ----
Common Stock issuable upon the conversion of all issued and outstanding shares of Target Preferred Stock at the Effective Time plus (D) the aggregate number of
                                                ----
shares of Target Common Stock (if any) issuable upon the exercise of any other outstanding right to acquire Target Common Stock or Target Preferred Stock or the conversion thereof in each case outstanding at the Effective Time.

                "Total Cash Consideration" shall be equal to $8,750,000.00 less
(a) the amount by which Transaction Expenses exceed the Budgeted Amount (as defined in Section 9.3(b)) and (b) any adjustment as set forth in Section 2.1(c)(v).

          (iv) A schedule setting forth the allocation of the Total Consideration Shares and Total Cash Consideration among each holder of Target Stock and Target Warrants (or any other rights to acquire Target Common Stock or Target Preferred Stock) based upon the capitalization of Target as of the Effective Time will be prepared by Target and delivered to Acquiror prior to the Closing Date.

          (v) At Closing, Target shall deliver to Acquiror a balance sheet as of such date (the "Closing Balance Sheet") which such Closing Balance Sheet shall indicate that Target had cash and cash equivalents as of February 15, 2001 ("Cash") of $4,750,000.00 and total liabilities less than $2,000,000.00 as of February 15, 2001. In determining Cash for purposes of the Closing Balance Sheet, cash equivalents shall include outstanding current accounts receivable (net of allowances for doubtful accounts) and shall be reduced by outstanding current accounts payable and accrued current liabilities, in a manner consistent with Target's prior practice. The amount of liabilities in excess of $2,000,000.00 and Cash of less than $4,750,000.00 evidenced on the Closing Balance Sheet being referred to in the aggregate as the "Closing Shortfall". To the extent that the Closing Balance Sheet indicates that there is a Closing Shortfall, the Total Cash Consideration shall be reduced by the Closing Shortfall. The Closing Balance Sheet shall be prepared in a manner consistent with the Target Financial

Statements. By way of example, if the Closing Balance Sheet indicates that total liabilities are $2,500,000 and Cash is $4,000,000, the Closing Shortfall would be $1,250,000.

          (vi) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Acquiror Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination (collectively, a "Stock Split"), then the Exchange Ratio shall be correspondingly adjusted.

      (d) Target Stock Options and Warrants. As of the Effective Time, all
          ---------------------------------
outstanding options, whether vested or unvested ("Target Options"), to purchase Target Common Stock issued under Target's stock option plans identified in
Section 3.2(a) that have not been exercised shall be cancelled and terminated by virtue of the Merger without any action on the part of the holder thereof and Acquiror shall not assume any Target Options. All outstanding warrants to purchase Target Common Stock or Target Preferred Stock ("Target Warrants") that by their terms survive the Closing will be assumed by Acquiror and represent the right to receive shares of Acquiror Common Stock and the Per Share Cash in accordance with Section 6.4.

      (e) Restricted Shares. Any shares of Target Common Stock that are subject
          -----------------
to repurchase by Target in the event the holder thereof ceases to be employed or retained by Target ("Target Restricted Shares") shall be converted into Acquiror Common Stock and the right to receive the per share cash upon lapsing of such repurchase right on the same basis as provided in subsection (c) above (subject to the lapsing of the repurchase right) and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Acquiror pursuant to the existing agreements in effect on the date of this Agreement. At the Effective Time, Target shall assign all of its rights under such existing agreements to Acquiror. Holders of the Target Restricted Shares, together with a summary of the vesting schedules for such shares and cash amounts, are identified on
Schedule 2.1(e) of the Target Disclosure Schedule.

      (f) Target Preferred Stock. Target shall cause the Target Preferred Stock
          ----------------------
to convert into Target Common Stock in accordance with the Target Certificate of Incorporation immediately prior to the Effective Time.

     Section 2.2  Escrow Agreement. At the Effective Time or such later time as
                  ----------------
determined in accordance with Section 2.3(b), Acquiror will, on behalf of the holders of Target Stock, deliver to Imperial Bancorp (the "Escrow Agent"): (i) 370,000 shares of Acquiror Common Stock from the number of Total Consideration Shares (which shall be taken pro rata from the shares of Acquiror Common Stock to be issued to the Former Target Stockholders (as defined below) and shall not be taken from shares issuable upon exercise of Target Warrants assumed by Acquiror) (the "Escrow Shares") and $150,000.00 of the Total Cash Consideration (the "Primary Escrow Cash" and together with the Escrow Shares, the "Primary Escrow Fund") and (ii) $1,000,000.00 of the Total Cash Consideration (the "Secondary Escrow Cash" and the "Secondary Escrow Fund", collectively with the Primary Escrow Fund the "Escrow Funds"). The Primary Escrow Fund and the Secondary Escrow Fund and an amount equal to any interest or dividends or such Escrow Funds not used to satisfy claims shall be held in escrow to be delivered, as provided in this Agreement and the Escrow Agreement, to the persons who are the holders of Target Stock immediately prior to the Effective Time (the "Former Target Stockholders"), in accordance with the portion of Total Consideration Shares allocable to each such Former Target Stockholder based upon the Exchange Ratio ("Pro Rata Portion"). The Primary Escrow Fund and Secondary Escrow Fund shall be held and applied pursuant to the provisions of an escrow agreement attached hereto as Exhibit E (the "Escrow Agreement") to be executed
                             ---------
pursuant to Section 7.4. All calculations to determine the number of Escrow Shares and Primary Escrow Cash and Secondary Escrow Cash to be delivered by each Former Target Stockholder into escrow as aforesaid shall be rounded down to the nearest whole share or dollar, as applicable. The Primary Escrow Fund and Secondary Escrow Fund shall be deposited with the Escrow Agent and disbursed in accordance with Article X.

     Section 2.3  Dissenting Shares.
                  -----------------

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock or cash consideration pursuant to
Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

            (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Delaware Law then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock and cash consideration as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or loses his right to
        --------
receive payment for the fair market value of such shares after the Effective Time, then, at such time Acquiror will deposit in the escrow created pursuant to the Escrow Agreement additional certificates and cash representing such holder's Pro Rata Portion of the Primary Escrow Fund and Secondary Escrow Fund.

            (c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Section 262 of Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law, and received by the Target and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Stock or offer to settle or compromise any such demands.

     Section 2.4  Exchange of Certificates.
                  ------------------------

            (a) As soon as practicable after the Effective Time, Acquiror shall make available to each holder of Target Stock immediately prior to the Effective Time a letter of transmittal (the "Letter of Transmittal") and instructions for such holder's use in effecting the surrender of the certificates or certificates evidencing Target Stock (the "Certificates") and the exercise of the rights of such holder to obtain his, her or its portion of the Total Consideration Shares or Total Cash Consideration.

            (b) From and after the Effective Time, each holder of an outstanding Certificate or Certificates shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, an exchange agent to be appointed by Acquiror), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock (other than the Escrow Shares) into which the Target Common Stock or Target Preferred Stock (if a certificate representing the number of shares of Target Common Stock into which such Target Preferred Stock shall have been converted pursuant to Section 2.1(f) shall not have been issued) evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement and the aggregate per share cash consideration (other than the Escrow Cash) represented by the Acquiror Common Stock to be received by such holder. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal. Until surrendered, each outstanding Certificate, which prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock, shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock have been converted, and the applicable per share cash consideration represented by such Acquiror Common Stock, but shall, subject to applicable appraisal rights under Delaware Law and Section 2.3, have no other rights. Subject to applicable appraisal rights under Delaware Law and Section 2.3, from and after the Effective Time, the holders of shares of Target Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Stock outstanding immediately prior to the Effective Time.

            (c) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Stock for shares of Acquiror Common Stock or cash consideration issuable to such holder pursuant to the provisions of
Article II of this

Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate, the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement or bond against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (e) In the event that Certificates are surrendered to Acquiror in accordance with this Section 2.4 at least five business days prior to the Effective Time, the Acquiror will make reasonable efforts to deliver to the person or entity that surrendered such Certificate his, her or its portion of the Total Consideration Shares by overnight courier. In addition, in the event that Certificates are surrendered to Acquiror in accordance with this Section
2.4 by 10:00 a.m. on the first business day preceding the Effective Time, the Acquiror will use its best commercial efforts to deliver to the person or entity that surrendered such Certificate his, her or its portion of the Total Cash Consideration by wire transfer immediately following the Effective Time.

     Section 2.5  Distributions with Respect to Unexchanged Shares. No
                  ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time which, but for the non-surrender of such Certificate, would have been paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock.

     Section 2.6  Tax and Accounting Consequences.
                  -------------------------------

     (a) It is intended by the parties hereto that the Merger shall not
                                                                    ---
constitute a "reorganization" within the meaning of Section 368 of the Code.

     (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as a "purchase."

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Acquiror and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Target to Acquiror on or before the date of this Agreement (the "Target Disclosure Schedule") a copy of which is attached hereto as Exhibit B. The Target Disclosure Schedule shall be arranged
                   ---------
in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     Section 3.1  Organization of Target.
                  ----------------------

            (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on, the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "Material Adverse Effect") of Target. Schedule 3.1(a) of the Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices and other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. Schedule 3.1(a) of the Target Disclosure Schedule also contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

            (b)   Target has no Subsidiaries.

     Section 3.2  Target Capital Structure.
                  ------------------------

            (a) The authorized capital stock of Target consists of 50,000,000 shares of Target Common Stock and 1,250,000 shares of Preferred Stock, of which 160,000 shares are designated as Series A Preferred Stock, of which 89,200 shares are designated as Series B Preferred Stock, of which 200,000 shares are designated as Series C Preferred Stock and of which 750,000 shares are designated as Series D Preferred Stock. As of the date of this Agreement, there are (i) 1,087,700 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to repurchase rights; (ii) 122,220 shares of Series A Preferred Stock issued and outstanding, each share of which is convertible into 95.238096 shares of Target Common Stock, 89,200 shares of Series B Preferred Stock issued and outstanding, each share of which is convertible into 25 shares of Target Common Stock, 200,000 shares of Series C Preferred Stock issued and outstanding, each share of which is convertible into 10 shares of Target Common Stock, and 732,158 shares of Series D Preferred Stock issued and outstanding, each share of which is convertible into 10 shares of Target Common Stock, all of which are validly issued, fully paid and nonassessable; (iii) 23,191,580 shares of Target Common Stock reserved for future issuance upon conversion of the Target Preferred Stock; (iv) warrants to purchase an aggregate of 2,520,894 shares of Target Common Stock, 2,793 shares of Series A Preferred Stock, and 1,464 shares of Series D Preferred Stock; and
(v) 2,049,015 shares of Target Common Stock reserved for future issuance pursuant to Target Options granted and outstanding as of the date of this Agreement under the Target 1998 Amended and Restated Stock Option Plan (the "Target Stock Option Plan"). The issued and outstanding shares of Target Common Stock and of Target Preferred Stock are held of record by the stockholders of Target as set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Options are held of record by the option holders identified on, in the amounts, with exercise prices and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Warrants are held of record by the warrant holders as set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule. All shares of Target Stock subject to issuance as specified above, upon issuance on the terms and conditions (including payment) specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. All shares of Target Common Stock subject to issuance upon the exercise of Target Options and Target Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Target Common Stock, Target Preferred Stock and outstanding Target Options and Target Warrants (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. The Target Stock Option Plan has been duly qualified in the state of Washington and such other states where a holder of a Target Option resides. There are no obligations, contingent or otherwise, of Target to repurchase, redeem or otherwise acquire any shares of Target Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Acquiror on the Closing Date.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as disclosed in Schedule 3.2, there are no options, warrants, equity securities, calls, rights, commitments, understandings or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on
Schedule 3.2(b) of the Target Disclosure Schedule, Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, to Target's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

            (c) Except as set forth on Schedule 3.2(c) of the Target Disclosure Schedule, all Target Options and Restricted Target Stock have been issued in accordance with the terms of the Target Option Plan and pursuant to the standard forms of option agreement or stock purchase agreement, as the case may be, previously provided to Acquiror or its representatives. Except as disclosed on Schedule 3.2(a) of the Target Disclosure Schedule and for such adjustments as are contemplated by Section 6.4, no Target Option or Restricted Target Stock will by its terms require an adjustment in connection with the Merger. Except as set forth on Schedule 3.2(c) of the Target Disclosure Schedule, neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by Target in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Target Option or Restricted Target Stock; (ii) any additional benefits for any optionee under any Target Option or Restricted Target Stock; or (iii) the inability of Acquiror after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option or Restricted Target Stock assumed by Acquiror, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment.

     Section 3.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

            (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders under the provisions of Delaware Law and Target's Certificate of Incorporation. The affirmative vote of (i) the holders of a majority of the shares of Target Common Stock that are issued and outstanding on the first date on which a signed written consent of a Target stockholder approving the principal terms of this Agreement and the Merger is received by the Secretary of Target, as the case may be, and (ii) the holders of a majority of the shares of Target Preferred Stock that are issued and outstanding on the first date on which a signed written consent of a Target stockholder approving the principal terms of this Agreement and the Merger is received by the Secretary of Target, as the case may be, are the only approvals of the stockholders of Target required in connection with the Merger and the approval of the principal terms of this Agreement. This Agreement has been and the Transaction Documents to which Target is or will become a party have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity or limited by public policy. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Agreement of Merger, the Certificate of Merger, the Escrow Agreement, the Registration Rights Agreement and the Voting Agreement.

            (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Target.

            (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Documents to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Documents will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, authorizations, filings, approvals and registrations which are listed on
Schedule 3.3(c) of the Target Disclosure Schedule or which, if not obtained or made, could be expected to have a Material Adverse Effect on Target.

     Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.
                  --------------------------------------------------------

            (a) Target has delivered to Acquiror copies of Target's unaudited consolidated balance sheet as of December 31, 2000 (the "Most Recent Balance Sheet") and the related unaudited consolidated statements of operations, stockholders' equity and cash flow for the twelve month period then ended (together with the Most Recent Balance Sheet, the "Target Interim Financials") and Target's audited consolidated balance sheet as of December 31, 1999 and December 31, 1998 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1999 and December 31, 1998 (together with the Target Interim Financials, collectively the "Target Financial Statements").

            (b) The Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects, subject to adjustments approved by both Acquiror and Target, the financial condition, results of operations and cash flows of Target as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

            (c) Target has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, including accrued expenses for payment of royalties and fees to owners of copyrights or other third parties collecting such amounts on behalf of such owners, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its business.

     Section 3.5  Tax Matters.
                  -----------

            (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                  (i) The term "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected or
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group.

                  (ii) The term "Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

            (b) All Returns required to be filed prior to the date hereof by or on behalf of Target have been duly filed on a timely basis, and when filed were complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target under
Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis. No Taxes are currently payable by Target (whether or not shown on or reportable on Returns filed by it or on its behalf). Target has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof , and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet.

          (c) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (d) Acquiror has been furnished by Target with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target. Target is not required to file a tax return in any state other than states for which Returns have been duly filed and furnished to Acquiror.

          (e) The Returns of or including Target have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Target's knowledge, threatened. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target's officers and directors have not received an inquiry from a taxing agency or other governmental authority (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target.

          (f) Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of a change in accounting method. Except as may be required as a result of the Merger, Target will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 with respect to any change in accounting method agreed to or initiated by Target before the Effective Time.

            (g) Target is not, nor has it ever been, a party to any tax sharing agreement. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired. Except for normal recurring amounts properly accrued on the Target Interim Financials, Target is not and shall not be (based on events on or prior to the Effective Time) liable for any taxes of another person as a result of any obligations to indemnify such person.

            (h) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and upon compliance with Treasury Regulation 1.1445-2, Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to
Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

     Section 3.6  Absence of Certain Changes or Events.  Since December 31,
                  ------------------------------------
2000, other than as set forth on Schedule 3.6 of the Target Disclosure Schedule (identifying the appropriate subsection hereof), Target has not:

            (a) suffered any change that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

            (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

            (c) granted or agreed to make any increase of more than $500 per month in any individual case and $5,000 per month in the aggregate in the compensation payable or to become payable by Target to its officers or employees;

            (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares (other than the repurchase of shares of Target Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements);

            (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of capital stock of Target, except for the issuance of shares of Target capital stock pursuant to the exercise of Target Options and Target Warrants listed on
Schedule 3.6(e) of the Target Disclosure Schedule and the conversion of outstanding Target Preferred Stock;

            (f) made any change in the accounting methods or practices it follows whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

            (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $5,000.00;

            (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

            (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

            (j) made any capital expenditure or commitment, including any reasonably expected commitment to pay any licensing or royalty fees, individually in excess of $15,000 (with the aggregate of all such capital expenditures and commitments during such period not exceeding $75,000);

            (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.14), officers, directors or stockholders or any affiliate of any of the foregoing;

            (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on Schedule 3.6 of the Target Disclosure Schedule; or

            (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of Target contained in this Agreement.

     Section 3.7  Title and Related Matters.  Target has good and valid title to
                  -------------------------
all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Target used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default by Target. Schedule 3.7 of the Target Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $5,000 and real property leased or owned by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to Acquiror or its representatives.

     Section 3.8  Proprietary Rights.
                  ------------------

            (a) Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Target's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights used in connection with or contained in all versions and implementations of Target's World Wide Web sites (including www.discovermusic.com and the other domain names listed on Schedule 3.8(a) of the Target Disclosure Schedule) or any service which has been or is being distributed or sold by Target or currently is under development by Target or has previously been under development by Target (collectively, including such Web sites, the "Target Services"), free and clear of all liens, claims and encumbrances (including without limitation, licensing and distribution rights to all copyrighted material in use or for sale by Target) (all of which rights are referred to as "Target Proprietary Rights").
Schedule 3.8(a) of the Target Disclosure Schedule contains an accurate and complete (i) list of all patents (with separate listings of issued and pending patents), trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Services or otherwise included in the Target Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents, material copyrights, material trade secrets, material software, material inventions, material technology, material know-how, material processes or other material proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Services (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology"), (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Target is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Services and
(iv) list of all licenses and other agreements with third parties under which such third party is licensed or authorized to make, use, sell, distribute or incorporate any Target Proprietary Rights or any portion thereof. All of Target's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Target Services are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Services) by any person challenging Target's use, possession, manufacture, sale or distribution of Target Services under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Services. None of the Target Services nor the use or exploitation of any Target Proprietary Rights or Third Party Technology in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or tradename, and Target has not been sued, or threatened to be sued, in writing or orally, or named as a party in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

          (b) Target has not granted any third party any right to reproduce, distribute, market or exploit any of the Target Services or any adaptations, translations, or derivative works based on the Target Services or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Target Services are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (c) All material designs, material drawings, material specifications, material source code, material object code, material scripts, material documentation, material flow charts, material diagrams, material data lists, material databases, material compilations and material information incorporating, embodying or reflecting any of the Target Services at any stage of their development (the "Target Components") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Acquiror. Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Services and Target Components as containing trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

             (d) No employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or any other party because of the nature of the business conducted by Target or currently proposed to be conducted by Target. Schedule 3.8(d) of the Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Services or the Target Proprietary Rights.

             (e) Each person presently or previously employed by Target (including independent contractors, if any) has executed a confidentiality, non-disclosure and proprietary inventions assignment agreement pursuant to the form of agreement previously provided to Acquiror or its representatives.

             (f) No product liability or warranty claims have been communicated in writing to or threatened against Target.

             (g) There is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee, former employee or independent contractor of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Target Proprietary Rights or any other rights.

             (h) Target has taken all steps customary and reasonable in its industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation by Target or, to the knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such confidential information, or is otherwise lawful.

     Section 3.9   Employee Benefit Plans.
                   ----------------------

             (a) Schedule 3.9(a) of the Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "Target Employee Plans").

          (b) Target has delivered to Acquiror or its representatives a copy of each of the written Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

          (c) Except as set forth on Schedule 3.9(c) of the Target Disclosure Schedule, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as may be required by law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan for which the Target may bear any liability; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

             (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

             (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

             (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10  Bank Accounts.  Schedule 3.10 of the Target Disclosure
                   -------------
Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  Contracts.
                   ---------

          (a) A list of the Company's material contracts ("Material Contracts") is attached as Schedule 3.11(a) to the Target Disclosure Schedule. Except as identified on Schedule 3.11(a) of the Target Disclosure Schedules:

               (i) Target has no agreements, contracts or commitments that provide for the sale, use, disclosure, licensing or distribution by Target or any third party of any Target Services or Target Proprietary Rights. Without limiting the foregoing, except as set forth on Schedule 3.11(a)(i) of the Target Disclosure Schedule, Target has not granted to any third party any exclusive rights of any kind, or any rights to reproduce, manufacture or distribute any of the Target Services, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Target Services), nor has Target granted any third party any right to market any of the Target Services under any private label or "OEM" arrangement, nor has Target granted any license of any Target trademarks or service marks.

               (ii)    Target has no Third Party Licenses.

               (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target (including, without limitation, any advertising or revenue sharing arrangement).

               (iv) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

               (v) Target has no employment agreements. Target also has no independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

               (vi) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

               (vii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (viii) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (ix) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

               (x) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Services or Target Components.

               (xi) Target has no agreements providing for "most favored customer" status or similar adjustments to pricing terms, royalty rates, payment terms and the like based on the terms and conditions of other agreements Target enters into with third parties (collectively, an "MFN Clause"). Target has not had to adjust, is not now required to adjust and does not presently anticipate having to adjust its pricing terms, royalty rates, payment terms and the like as a result of any such MFN Clauses.

     True and correct copies of each document or instrument listed on Schedule 3.11(a) of the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Acquiror or its representatives.

             (b) All of the Material Contracts are valid, binding, in full force and effect, and enforceable by Target in all material respects in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. No Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

             (c) Target is not in default under or in breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of default by Target under, or breach or violation by Target of, any material provision of any Material Contract. To the knowledge of Target, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

             (d) Except as specifically indicated on Schedule 3.11(d) of the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that could require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

             (e) All accepted advertising arrangements entered into by Target, and all material agreements, contracts, or commitments for the purchase of supplies by Target, were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of advertising or any other service by Target.

     Section 3.12  Compliance With Law.  Target and the operation of its
                   -------------------
business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its data, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.13  Labor Difficulties; No Discrimination.
                   -------------------------------------

             (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty that could have a Material Adverse Effect on Target.

             (b) There is and has not been any claim against Target or its officers or employees, or to Target's knowledge, threatened against Target or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target, nor, to the knowledge of Target, is there any basis for any such claim that could have a Material Adverse Effect on Target.

             (c) There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.14  Insider Transactions.  To Target's knowledge, no affiliate
                   --------------------
("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of Target has any interest in any equipment or other property, real or personal, tangible or intangible of Target, including, without limitation, any Target Proprietary Rights or, to the knowledge of Target, any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Services; provided, however, that no
                                                   --------  -------
such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

     Section 3.15  Employees, Independent Contractors and Consultants.  Schedule
                   --------------------------------------------------
3.15 of the Target Disclosure Schedule lists all currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect on Target. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on Schedule
3.15 of the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by, or performing contract services for, Target, none of whom have ceased to be employed by Target or expressed an intention to terminate his or her employment with Target or decline to accept employment with Acquiror. No bonus or other payment will become due to Target employees or contractors as a result of the Merger.

     Section 3.16  Insurance.  Schedule 3.16 of the Target Disclosure Schedule
                   ---------
contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Target, and all claims made by Target under such policies. To the knowledge of Target, Target has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds in all material respects. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.17  Accounts Receivable.  Subject to any reserves set forth in
                   -------------------
the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Most Recent Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the receivables.

     Section 3.18  Litigation. There is no private or governmental action, suit,
                   ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 3.19  Governmental Authorizations and Regulations. Target has
                   -------------------------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.20  No Other Investments.  Target does not own or control
                   --------------------
(directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, limited liability company, partnership, firm, association or business organization, entity or enterprise.

     Section 3.21  Compliance with Environmental Requirements. Target has
                   ------------------------------------------
obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Target is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Target which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons except for such conditions which could not have a Material Adverse Effect on Target.

     Section 3.22  Corporate Documents.  Target has furnished to Acquiror or its
                   -------------------
representatives copies of: (a) its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.23  No Brokers.  Neither Target nor, to Target's knowledge, any
                   ----------
Target stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.24  Target Action.  As of the date hereof, the Board of Directors
                   -------------
of Target, has (i) determined that the Merger is fair and advisable to and in the best interests of Target and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Target stockholders for their approval and resolved to recommend that Target stockholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.25  Offers.  Target has suspended or terminated, and has the
                   ------
legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

     Section 3.26  Disclosure.  No statements by Target contained in this
                   ----------
Agreement, its exhibits and schedules nor in any of the certificates required to be delivered by Target to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to Acquiror all material information relating specifically to the operations and business of Target as of the date of this Agreement or the transactions contemplated by this Agreement.

     Section 3.27  Information Statement and Consent.  The information provided
                   ---------------------------------
by Target included in the information statement to be mailed to stockholders of Target in connection with the transactions contemplated hereby (the "Information Statement") shall not at the time the Information Statement is mailed to stockholders of Target and at all times subsequent thereto (through and including the Effective Date), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information provided related to Target included in any written consent (the "Consent") shall not, on the date the Consent is first mailed to Target's stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading. If, at any time prior to the Effective Time, any event or information should be discovered by Target which should be set forth in an amendment to (x) the Information Statement or (y) the Consent, Target shall promptly inform Acquiror. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information furnished by Acquiror which is contained in any of the foregoing documents.

     Section 3.28  Customers and Suppliers. As of the date hereof, no customer
                   -----------------------
which individually accounted for more than 3% of Target's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target, has canceled or otherwise terminated prior to the expiration of the contract term, or, made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 1999 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the Target Services in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Target or to decrease materially its services or supplies to Target or its usage of the Target Services, as the case may be. Target has not knowingly (i) breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

                                   ARTICLE IV


              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

     Acquiror and Sub jointly and severally represent and warrant to Target that the statements contained in this Article IV are true and correct.

     Section 4.1  Organization of Acquiror and Sub.  Each of Acquiror and its
                  --------------------------------
Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Acquiror or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Acquiror free and clear of all liens, charges and encumbrances.

     Section 4.2  Valid Issuance of Acquiror Common Stock. The shares of Common
                  ---------------------------------------
Stock, par value $0.001, of Acquiror (the "Acquiror Common Stock") to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable and based upon the representations of the Former Target Stockholders in the Investor Representation Statements (as defined herein) shall be issued in compliance with all applicable federal or state securities laws.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction

Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub is a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party when executed and delivered by Acquiror or Sub will constitute, a valid and binding obligation of Acquiror or Sub, enforceable against Acquiror or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (b) The execution and delivery by Acquiror or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Acquiror or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole.

          (c) Neither the execution and delivery of this Agreement by Acquiror or Sub of the Transaction Documents to which Acquiror or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for
(i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country.

     Section 4.4    SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Acquiror has filed with the Securities and Exchange Commission (the "SEC") and made available to Target or its representatives all forms, reports and documents, including without limitation reports required to be filed by Acquiror by Section 13 or Section 15 of the Exchange Act, required to be filed by Acquiror with the SEC since March 15, 2000 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5  Interim Operations of Sub.  Sub was formed by Acquiror solely
                  -------------------------
for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Acquiror, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

     Section 4.6  Stockholders Consent.  No consent or approval of the
                  --------------------
stockholders of Acquiror is required or necessary for Acquiror to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

     Section 4.7  Information Statement and Consent.  The information provided
                  ---------------------------------
by Acquiror included in the Information Statement shall not, at the time the Information Statement is mailed to stockholders of Target and at all times subsequent thereto (through and including the Effective Date), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information provided by Acquiror included in the Consent shall not, on the date the Consent is first mailed to Target's stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror which should be set forth in any amendment or supplement to the Consent, Acquiror will promptly inform Target.

Notwithstanding the foregoing, the Information Statement or Acquiror makes no representation, warranty or covenant with respect to any information relating to Target which is contained in any of the forgoing documents.

     Section 4.8  Litigation. There is no private or governmental action, suit,
                  ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its properties or any of its officers or directors (in their capacities as such) which in each case could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror, or, to the knowledge of Acquiror, any of its directors or officers (in their capacities as such) which in each case could reasonably be expected to have a Material Adverse Effect on Acquiror. To Acquiror's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Acquiror as a result of the conduct of Acquiror's business (including, without limitation, any claim of infringement of any intellectual property right) which could reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 4.9  Compliance With Law.  Acquiror and the operation of its
                  -------------------
business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Acquiror nor, to Acquiror's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Acquiror has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Acquiror has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its data, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Acquiror.

                                   ARTICLE V

                         PRECLOSING COVENANTS OF TARGET

     Section 5.1  Information Statement and Consent.  As promptly as practicable
                  ---------------------------------
after the execution of this Agreement, Target and Acquiror shall use their best efforts to prepare the Information Statement, and Target shall mail the Information Statement and Consent to all securityholders of Target entitled to receive such materials under Delaware Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement or any other filing, each party shall promptly inform the other of such occurrence and cooperate in mailing to securityholders of Target, such amendment or supplement. The Information Statement and Consent shall include the recommendation of the Board of Directors of Target in favor of the Agreement and Merger and the conclusion of the Board of Directors of Target that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target unless such recommendation would be in violation of the fiduciary duties the members of the Board of Directors of Target reasonably owe to Target's stockholders or to holders of Target Options or Target Warrants. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

     Section 5.2  Approval of Target Stockholders. Target shall promptly after
                  -------------------------------
the date hereof take all action reasonably necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to secure the written consent of its stockholders after the Information Statement has been delivered to the stockholders of Target. Target shall use reasonable efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. Target and Acquiror will use their reasonable efforts to ensure that the Information Statement shall be in such form and contain such information so as to permit compliance by Acquiror with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Acquiror Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit C (an "Investor Representation Statement"), to be
                   ---------
completed by each stockholder of Target and delivered to Acquiror for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Acquiror of shares of Acquiror Common Stock in the Merger.

     Section 5.3  Advice of Changes.  Target will promptly advise Acquiror in
                  -----------------
writing of any event known to Target occurring subsequent to the date of this Agreement which would, or would be reasonably likely to, render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 5.4  Operation of Business.  During the period from the date of
                  ---------------------
this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence related to Target not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Acquiror:

          (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or options granted under any employee stock or option plan or agreements or authorize cash payments in exchange for any thereof granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed on Schedule 5.4(a) of the Target Disclosure Schedule (other than pursuant to the Repurchase and Release Agreements set forth in Section 8.2);

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party;

          (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options or Target Warrants, which are outstanding on the date of this Agreement or (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock, (ii) the repurchase of shares of Target Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements or (iii) execution and performance of the Repurchase and Release Agreements pursuant to
Section 8.2(p);

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in an amount in excess of $20,000;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business;

          (f) (i) increase or agree to increase the compensation payable or to become payable to its officers or other employees, (ii) except as set forth on
Schedule 5.4(f) of the Target Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee,
(iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (i)  amend its Certificate of Incorporation or Bylaws;

          (j) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $20,000 as to any individual matter;

          (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target);

          (1) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (n)  change accounting methods;

          (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (q) waive or release any material right or claim, except in the ordinary course of business;

          (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Target or Acquiror;

          (s) take any action or fail to take any action that would have a Material Adverse Effect on Target;

          (t) enter into any agreement outside of the ordinary course of business in which the obligation of Target exceeds $10,000 or shall not terminate or be subject to termination for convenience within 30 days following execution;

          (u) extend any offers of employment to potential employees, consultants or independent contractors or involuntarily terminate the employment of any existing employees, consultants or independent contractors (other than for cause);

          (v) enter into any agreement (including without limitation any material license, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond sixty (60) days of the date of this Agreement) not in the ordinary course of business; or

          (w) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.5  Satisfaction of Conditions Precedent.  Target will use
                  ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule 5.5 of the Target Disclosure Schedule required to consummate the Merger (the "Material Consents").

     Section 5.6  Other Negotiations.  Following the date hereof and until
                  ------------------
termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors) agents and Affiliates on its behalf directly or indirectly through another person to) take any action to solicit, initiate, seek, encourage or support or take any other action designed to facilitate any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any material license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction (an "Acquisition Proposal"), or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement.

     Notwithstanding the immediately preceding sentence, if an unsolicited Acquisition Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to an Acquisition Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 5.6 or any other provisions of this Agreement; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Acquisition Proposal unless Target shall have terminated this Agreement pursuant to Section 9.1(g) and paid Acquiror all amounts payable to Acquiror pursuant to Section 9.3(d). Target will keep Acquiror fully informed of the status and details of any such Acquisition Proposal.

     Section 5.7  Other Covenants.  Target will use its best efforts to obtain
                  ---------------
written letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time and Target shall deliver to Acquiror an itemized schedule setting forth the aggregate amount of Transaction Expenses (as defined in Section 9.3(b) hereof) incurred, or to be incurred, by Target through the Closing Date (such amount
being, the "Aggregate Transaction Expenses").    Target will use its best
efforts to obtain the consent of the Seattle Times Company (the "Seattle Times")
                                                                 -------------
to assignment by Target to Acquiror of the Lease Agreement between Seattle Times and Target regarding the approximately 15,395 square foot 1000 Denny Building space.

                                   ARTICLE VI

               PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB

     Section 6.1  Advice of Changes.  Acquiror and Sub will promptly advise
                  -----------------
Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2  Reservation of Acquiror Common Stock.  Acquiror shall prior to
                  ------------------------------------
the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation of the Merger.

     Section 6.3  Satisfaction of Conditions Precedent.  Acquiror and Sub will
                  ------------------------------------
use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4  Warrants.  Each Target Warrant, to the extent outstanding at
                  --------
the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Target Warrants (unless further action may be required by the terms of any of Target Warrants), be assumed by Acquiror pursuant to such documentation as is reasonably acceptable to Acquiror and each Target Warrant assumed by Acquiror shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (A) each such Target Warrant shall be exercisable for that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 2.1(c), and (B) at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock purchasable pursuant to such Target Warrant divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Target Warrant in accordance with the foregoing. Each Target Warrant that is assumed shall also represent the right to receive the applicable Per Share Cash for each such share of Acquiror Common Stock issuable upon exercise of such assumed Target Warrant in accordance with this Section 6.4(d). From and after the Effective Time, all references to Target in the warrant agreements underlying Target Warrants shall be deemed to refer to Acquiror. Acquiror further agrees that, notwithstanding any other term of this Section 6.4(d) to the contrary, if required under the terms of Target Warrants or if otherwise appropriate under the terms of Target Warrants, it will execute a supplemental agreement with the holders of Target Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Acquiror shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Acquiror Common Stock that will become subject to warrants to purchase Acquiror Common Stock ("Acquiror Warrants") pursuant to this Section 6.4(d), (ii) from and after the Effective Time, upon exercise of the Acquiror Warrants in accordance with the terms thereof, make available for issuance all shares of Acquiror Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Target Warrant a document evidencing the foregoing assumption by Acquiror.

     Section 6.5  Nasdaq National Market Listing. Acquiror will cause the shares
                  ------------------------------
of Acquiror Common Stock issuable to the stockholders of Target in the Merger to be authorized for listing on the Nasdaq National Market.

     Section 6.6  Certain Employee Benefit Matters. From and after the
                  --------------------------------
Effective Time, employees of Target at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employees than those provided from time to time by Acquiror to its similarly situated employees and shall be given credit for prior service with Target for purpose of Acquiror employee benefits to the extent permitted under the applicable Acquiror benefit plan. Each Target employee who is terminated at, or within ninety (90) days after, the Effective Time shall be paid by Acquiror six weeks salary based on their current annual salary with Target (as provided to Acquiror prior to the date hereof) provided such employees execute a general release of claims (including but not limited to claims regarding termination of employment and failure to hire) with respect to Target and Acquiror prior to receiving such severance payment.

     Section 6.7  Registration of Shares Issued in the Merger. Acquiror hereby
                  -------------------------------------------
grants, effective as of the Effective Time the registration rights set forth in the Registration Rights Agreement attached as Exhibit D hereto to all Former
                                              ---------
Target Stockholders issued as a result of the Merger.

                                  ARTICLE VII

                               OTHER AGREEMENTS

     Section 7.1  Confidentiality. Each party acknowledges that Acquiror and
                  ---------------
Target have previously executed a Mutual Non-Disclosure Agreement dated as of December 12, 2000 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2  No Public Announcement. The parties shall make no public
                  ----------------------
announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger;

provided, however, that either of the parties, but only after reasonable
--------  -------
consultation with the other and delivery of an opinion of counsel for such party, that public disclosure is required under applicable law (including, without limitation, securities laws), may make disclosure; and provided further,
                                                               -------- -------
however, that following execution of this Agreement or consummation of the
-------
Merger, Acquiror and Target may make a public announcement regarding the Merger and the integration of Target's business into that of Acquiror upon their mutual agreement. Notwithstanding the foregoing, following the execution of this Agreement, Target may make required disclosures to its stockholders or to holders of Target Options and Target Warrants; provided that Target inform such individuals and entities of their obligations under state and federal securities laws with respect to material non-public information and that such information constitutes material non-public information of Acquiror.

     Section 7.3  Regulatory Filings; Consents; Reasonable Efforts.
                  ------------------------------------------------

             (a) Subject to the terms and conditions of this Agreement, Target and Acquiror shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act, the Securities Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies, including filings required pursuant to the HSR Act, and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and
(iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

             (b)  Further Assurances.  Prior to and following the Closing, each
                  ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

             (c)  Other Filings.  As promptly as practicable after the date of
                  -------------
this Agreement, Target and Acquiror will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Target, such amendment or supplement.

     Section 7.4   Escrow Agreement. On or before the Effective Time, Acquiror
                   ----------------
shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Securityholder Agent (as defined in Section 10.9), to enter into an Escrow Agreement in substantially the form attached hereto as Exhibit E.
                                          ---------

     Section 7.5   Severance. Acquiror shall pay each Target employee terminated
                   ---------
on and within ninety (90) days after the Effective Time a lump sum payment equal to six (6) weeks of each such terminated employee's salary as of the date of this Agreement (as provided to Acquiror prior to the date hereof) provided such employees execute a general release of claims (inlcuding but not limited to claims regarding termination of employment and failure to hire) with respect to Target and Acquiror prior to receiving such severance payment.

     Section 7.6   FIRPTA. Target shall, prior to the Closing Date, provide
                   ------
Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.7   Blue Sky Laws. Acquiror shall take such steps as may be
                   -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     Section 7.8   Access to Information.  Until the Closing, each of Target and
                   ---------------------
Acquiror shall allow the other and the other's agents and representatives reasonable free access during normal business hours upon reasonable notice to its files, books, records, representatives, employees, agents and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1) and shall be at requestor's sole expense.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

             (a)  Stockholder Approval. The stockholders of Target entitled to
                  --------------------
vote on or consent to this Agreement and the Merger in accordance with Delaware Law and Target's Certificate of Incorporation and Bylaws shall have approved this Agreement and the Merger.

             (b)  Approvals. Other than the filings provided for by Sections
                  ---------
1.1(a) and (b), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, private or otherwise shall have been filed, occurred or been obtained, including the assumption by Acquiror of any Target obligations that must be assumed prior to the Effective Time and any waiting periods imposed under the HSR Act.

             (c)  No Injunctions or Restraints; Illegality. No temporary
                  ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Acquiror after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal. Acquiror shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of Acquiror Common Stock pursuant to the Merger.

             (d)  Registration Rights Agreement. The Acquiror and the holders of
                  -----------------------------
Acquiror Common Stock as a result of the Merger shall have entered into the Registration Rights Agreement pursuant to Section 6.7.

             (e)  Assumption of Capital Leases.  Acquiror shall have assumed the
                  ----------------------------
capital leases of Target set forth on Schedule 8.1(e).

     Section 8.2  Additional Conditions to Obligations of Acquiror and Sub. The
                  --------------------------------------------------------
obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

             (a)  Representations and Warranties. The representations and
                  ------------------------------
warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date), as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

             (b)  Performance of Obligations of Target. Target shall have
                  ------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

             (c)  Dissenting Stockholders. Holders of not more than five percent
                  -----------------------
(5%) of Target's issued and outstanding capital stock as of the Closing shall have elected to exercise appraisal rights under Delaware Law as to such shares.

             (d)  Escrow Agreement. The Escrow Agent and Securityholder Agent
                  ----------------
shall have executed and delivered to Acquiror the Escrow Agreement and such agreement shall remain in full force and effect.

             (e)  Resignation. David Lambert shall have resigned as an officer
                  -----------
of Target effective immediately prior to Closing.

             (f)  Opinion of Target's Counsel. Acquiror shall have received an
                  ---------------------------
opinion dated the Closing Date of Heller Ehrman White & McAuliffe, LLP, counsel to Target, as to the matters substantially in the form attached hereto as Exhibit F.
---------

             (g)  Approvals. All authorizations, consents (including the
                  ---------
Material Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

             (h)  Conversion of Target Preferred Stock. Each issued and
                  ------------------------------------
outstanding share of Target Preferred Stock shall have been converted into shares of Target Common Stock in accordance with Target's Certificate of Incorporation, and each holder of Target Preferred Stock shall have waived prior notice of the consummation of the Merger.

             (i)  Termination of Target Agreements. Target's Stockholders'
                  --------------------------------
Agreement dated July 6, 1998 (as amended on March 26, 1999, August 25, 1999, December 23, 1999 and November 22, 2000) shall have been terminated.

             (j)  Termination of 401(k) Plan. Target shall have terminated
                  --------------------------
Target's 401(k) Plan effective at least one day prior to the Closing Date and no further contributions shall have been made to the 401(k) Plan. Target shall have provided to Acquiror (i) executed resolutions of the board of directors of Target authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

             (k)  Confidentiality Agreements. Each current employee of, and
                  --------------------------
contractor and consultant to, Target or any of its Subsidiaries shall enter into a non-disclosure and proprietary inventions assignment agreement in the standard form of agreement of Acquiror.

             (l)  Net Exercise of Target Warrants. Each of the issued and
                  -------------------------------
outstanding Target Warrants, as identified on Schedule 8.2(l), shall have been net exercised or terminated prior to the Effective Time and no such Target Warrants shall remain outstanding at the Effective Time.

             (m)  Release of Claims. Target shall have received from Sony,
                  -----------------
Universal, BMG, Warner and EMI releases of all claims against Target in form and substance satisfactory to Acquiror in its sole discretion.

             (n)  Grant of Licenses. Target shall have received a grant of
                  -----------------
license from EMI to deliver song samples and otherwise conduct the business of Target as currently conducted and as proposed to be conducted, in each case in form and substance satisfactory to Acquiror in its sole discretion (each, a "Record Label License"), and Target shall have obtained any written consents
 --------------------
from EMI to the assignment of the Record Label License to Acquiror in connection with the Merger.

             (o)  Blue Sky Laws and Securities Exemption. Acquiror shall have
                  --------------------------------------
received all federal and state securities or "Blue Sky" permits and other authorizations to issue shares of Acquiror Common Stock pursuant to the Merger, including federal securities laws exemptions.

             (p)  Repurchase and Release Agreements. Target shall have entered
                  ---------------------------------
into Repurchase and Release Agreements in the form attached hereto as Exhibit
                                                                      -------
8.2(p) with a sufficient number of holders of Target capital stock or rights to
------
acquire Target capital stock such that prior to the Effective Time Target has fewer than 35 shareholders who are not "accredited investors" as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

     Section 8.3  Additional Conditions to Obligations of Target. The
                  ----------------------------------------------
obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

             (a)  Representations and Warranties. The representations and
                  ------------------------------
warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

             (b)  Performance of Obligations of Acquiror and Sub. Acquiror and
                  ----------------------------------------------
Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

             (c)  Opinion of Acquiror's Counsel. Target's stockholders shall
                  -----------------------------
have received an opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Acquiror and Sub, as to the matters substantially in the form attached hereto as Exhibit G.
                                             ---------

             (d)  Nasdaq National Market. The shares of Acquiror's Common Stock
                  ----------------------
to be issued in the Merger and pursuant to exercise of any assumed Target Warrants shall have been approved for quotation on the Nasdaq National Market.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

     Section 9.1  Termination. This Agreement may be terminated at any time
                  -----------
prior to the Effective Time:

             (a)  by mutual written consent of Acquiror and Target;

             (b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

             (c) by either Acquiror or Target, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

             (d) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror's failure to fulfill a condition precedent to closing or other default);

             (e) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default);

             (f) by Acquiror, by giving written notice to Target, if the required approvals of the stockholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents; and

             (g) by either Acquiror or Target, if Target receives an unsolicited Acquisition Proposal that constitutes a Superior Proposal, and either (A) Target (or its Board of Directors) breaches its obligations to promptly notify Acquiror pursuant to Section 5.6, or (B) the Board of Directors of Target fails to terminate discussions with the maker of such proposal and its agents within five calendar days after such proposal is first received by Target or any of its officers, directors or agents.

     Section 9.2  Effect of Termination. In the event of termination of this
                  ---------------------
Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3  Fees and Expenses.
                  -----------------

             (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Acquiror for completion of the Merger. Target shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

             (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its stockholders in excess of $275,000.00 (the "Budgeted Amount") in connection with the Merger (the "Transaction Expenses") shall be deemed expenses of the stockholders of Target and shall be treated as a reduction in the Total Cash Consideration and borne by the stockholders of Target as provided in Section 2.1(c)(ii) and this Section 9.3(b). Any Transaction Expenses Target is obligated to pay after the Effective Time in excess of the amount of Aggregate Transaction Expenses set forth on the itemized schedule delivered by Target to Acquiror pursuant to Section 5.7 hereof shall be recoverable from the Primary Escrow Fund as Damages (as defined in Section 10.1) without regard to any Damages threshold.

             (c) Acquiror agrees to pay any fees associated with the HSR filings, if any, that may be required in connection with the Merger.

             (d)  If this Agreement is terminated by Target in accordance with
Section 9.1(g), then Target shall reimburse Acquiror for up to $250,000 of out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants and legal counsel), and, in addition, Target shall promptly pay to Acquiror the sum of $1,000,000 in cash on the date of such termination.

                                   ARTICLE X

                          ESCROW AND INDEMNIFICATION

     Section 10.1  Primary Indemnification. From and after the Effective Time
                   -----------------------
and subject to the limitations contained in Section 10.5, the Former Target Stockholders will, severally but not jointly and pro rata up to but not exceeding their Pro Rata Portion, indemnify Acquiror, Acquiror's current and future affiliates (including the Surviving Corporation), the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the "Indemnified Parties") and hold the Indemnified Parties harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that the Indemnified Parties have incurred by reason of (i) the breach by Target of any representation, warranty, covenant or agreement thereof contained in this Agreement or in the certificates to be delivered by or on behalf of Target pursuant to Sections 8.2(a) and 8.2(b). In addition, the Former Target Stockholders will, severally but not jointly and pro rata up to but not exceeding their Pro Rata Portion, indemnify and hold the Indemnified Parties harmless against any amount payable out of the Primary Escrow Fund pursuant to Section 9.3(b) in connection with Aggregate Transaction Expenses not reported in accordance with Section 5.7.

     Section 10.2  Secondary Indemnification. In addition, from and after the
                   -------------------------
Effective Time and subject to the limitations contained in Section 10.5, the Former Target Stockholders will, severally but not jointly and pro rata up to but not exceeding their Pro Rata Portion, indemnify the Indemnified Parties and hold the Indemnified Parties harmless against any Damages that the Indemnified Parties have incurred by reason of the claims by Intouch Group Inc. set forth on
Schedule 3.17 of the Target Disclosure Schedule (the "Patent Litigation"). For any such Damages, Acquiror shall make a claim against the Secondary Escrow Fund only and for any such

Damages in excess of $500,000, Acquiror shall be entitled to claim out of the Secondary Escrow Fund $1.00 for every $1.25 in Damages for all Damages in Excess of $500,000 such that Acquiror would have to incur $1,125,000 in Damages in order for the entire $1,000,000 in the Secondary Escrow Fund to be delivered to Acquiror.

     Section 10.3  Sole Remedy. Acquiror, Target and Sub acknowledge and agree,
                   -----------
and the Former Target Stockholders, by their adoption of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target except in those cases involving fraud or intentional breach on the part of Target. Resort to the Primary Escrow Fund and Secondary Escrow Fund, as applicable, shall be the exclusive remedy of Acquiror and Surviving Corporation for any Damages if the Merger closes, except in those cases involving fraud or intentional breach on the part of Target.

     Section 10.4  Escrow Funds. As security for the indemnities in Section
                   ------------
10.1 and Section 10.2 and the reimbursement obligations contemplated by Section 9.3(b), as soon as practicable after the Effective Time, the Primary Escrow Fund, without any act of any Target stockholder will be deposited by Acquiror with the Escrow Agent (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent, such deposit to constitute the Primary Escrow Fund and to be governed by the terms set forth in this Article X and in the Escrow Agreement and at Acquiror's sole expense. In addition, as security for the indemnities in Section 10.2, as soon as practicable after the Effective Time, the Secondary Escrow Fund, without any act of any Target stockholder will be deposited by Acquiror with the Escrow Agent (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent, such deposit to constitute the Secondary Escrow Fund and to be governed by the terms set forth in this Article X and in the Escrow Agreement and at Acquiror's sole expense.

     Section 10.5   Damage Threshold. Notwithstanding the foregoing, the Former
                    ----------------
Target Stockholders shall have no liability under Section 10.1 and Acquiror may not receive any shares or cash from the Primary Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.7 below) for an aggregate amount of Acquiror's Damages in excess of $100,000 has been delivered to the Securityholder Agent and to the Escrow Agent; provided, however, that
                                                     --------  -------
after an Officer's Certificate or Certificates for an aggregate of $100,000 in Damages has been delivered, Acquiror shall be entitled to receive Escrow Shares and Primary Escrow Cash, in proportionate amounts, equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates without deduction; and provided further, however, that $100,000 threshold amount
                       -------- -------  -------
contemplated by this Section 10.5 shall not be applicable to (A) claims made against the Primary Escrow Fund (i) pursuant to a breach or alleged breach of any of the representations contained in Section 3.1, 3.2 and 3.3, (ii) in connection with Aggregate Transaction Expenses not reported in accordance with
Section 5.7, (iii) pursuant to claims related to Target Options, Target Warrants or Target Restricted Shares, (iv) pursuant to claims related to the Closing Balance Sheet or (v) pursuant to claims related to the Patent Litigation, and
(B) all claims made against the Secondary Escrow Fund, which claims in each case shall be subject to indemnification and reimbursement on a first dollar basis.

     Section 10.6   Escrow Periods.
                    --------------

          (a)  Primary Escrow. Subject to the following requirements, the
               --------------
Primary Escrow Fund shall terminate at 5:00 p.m. Pacific Time, on the first anniversary date of the Closing Date (the period from the Closing Date to the first anniversary of the Closing Date referred to as the "Primary Escrow Period"), provided, however, that the number of Escrow Shares or amount of
          --------  -------
Primary Escrow Cash, which, in the reasonable judgment of Acquiror, subject to the objection of the Securityholder Agent and the subsequent resolution of the matter in the manner provided in Section 10.10, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Securityholder Agent prior to termination of the Primary Escrow Period with respect to Damages claimed or litigation threatened or pending prior to expiration of the Primary Escrow Period, shall remain in the Primary Escrow Fund until such issues have been finally resolved.

          (b)  Secondary Escrow. Subject to the following requirements, the
               ----------------
Secondary Escrow Fund shall terminate upon the later of (i) the date the Patent Litigation is settled in writing in a manner satisfactory to Acquiror in its sole discretion or (ii) the date the Patent Litigation claims are withdrawn and a full and complete written release has been entered into by and among Intouch Group Inc. and the Surviving Corporation (or its successors) (the period from the Closing Date to the later of (i) or (ii) referred to as the "Secondary Escrow Period"), provided, however, that the amount of Secondary Escrow Fund,
                 --------  -------
which, in the reasonable judgment of Acquiror, subject to the objection of the Securityholder Agent and the subsequent resolution of the matter in the manner provided in Section 10.10, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Securityholder Agent prior to termination of the Secondary Escrow Period with respect to Damages related to the Patent Litigation threatened or pending prior to expiration of the Secondary Escrow Period, shall remain in the Secondary Escrow Fund until such issues have been finally resolved.

     Section 10.7   Claims Upon Escrow Funds. Upon receipt by the Escrow Agent
                    ------------------------
on or before the last day of the Primary Escrow Period or Secondary Escrow Period, as the case may be, of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

            (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

            (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, as the case may be, the Escrow Agent shall, subject to the provisions of Sections 10.5 and 10.10 hereof and of the Escrow Agreement, deliver to Acquiror out of the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, as promptly as practicable, (i) with respect to the Primary Escrow Fund, first Primary Escrow Cash and then, to the extent the Primary Escrow Cash is insufficient to cover such Damages, Escrow Shares and
(ii) with respect to the Secondary Escrow

Fund, Secondary Escrow Cash, in each case having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.8 below. Amounts paid or distributed from the Primary Escrow Fund and Secondary Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

     Section 10.8   Valuation. For the purpose of compensating Acquiror for its
                    ---------
Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Acquiror in respect of a claim for Damages shall be the average of the last (4:00 p.m.) reported sales prices of Acquiror Common Stock on the Nasdaq National Market for the fifteen (15) trading days immediately preceding the date of the claim for Damages. The Securityholder Agent may at any time during the Primary Escrow Period cause the Escrow Agent to make a disposition of any or all of the Escrow Shares in the manner provided in a written notice to the Escrow Agent, provided such disposition is made in compliance with federal and state securities laws, and the terms and conditions of this Agreement and all exhibits hereto, including but not limited to the Investor Representation Statement. Proceeds of such disposition shall remain in the Primary Escrow Fund for the Primary Escrow Period.

     Section 10.9  Objections to Claims.  At the time of delivery of any
                   --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Securityholder Agent and for a period of twenty (20) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or Primary Escrow Cash or Secondary Escrow Cash, as the case may be, pursuant to Section 10.6 unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of the Escrow Shares and Primary Escrow Cash or Secondary Escrow Cash from the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, in accordance with Section 10.7, provided that no such delivery may be made if the
                   --------
Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such twenty (20) day period.

     Section 10.10  Resolution of Conflicts.
                    -----------------------

             (a) In case the Securityholder Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Securityholder Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Securityholder Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares and Primary Escrow Cash or Secondary Escrow Cash from the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, in accordance with the terms of the memorandum.

             (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Securityholder Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Securityholder Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, in accordance with such decision.

             (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Seattle, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.11  Securityholder Agent.
                    --------------------

             (a) In the event that the Merger is approved by Target's stockholders and as a result of such approval, effective upon such vote, and without any further act of any Target stockholder, Generation Partners shall be constituted and appointed as agent and attorney-in-fact (the "Securityholder Agent") for and on behalf of the Former Target Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares, Primary Escrow Cash and Secondary Escrow Cash or other property from the Primary Escrow Fund and Secondary Escrow Fund, as the case may be, in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. All actions of the Securityholder Agent shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than twenty (20) days' prior written notice to Acquiror. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall receive no compensation for services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Former Target Stockholders.

             (b) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Securityholder Agent and hold harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of duties under this Agreement or the Escrow Agreement.

             (c) The Securityholder Agent shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing its duties and exercising its rights under this Article X, provided that the Securityholder
                                            --------
Agent shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.12  Actions of the Securityholder Agent.  A decision, act,
                    -----------------------------------
consent or instruction of the Securityholder Agent shall constitute a decision of all of the Former Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them or cash otherwise distributable to them are deposited in the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

     Section 10.13  Third Party Claims. In the event Acquiror becomes aware of
                    ------------------
a third-party claim which Acquiror believes may result in a demand against the Primary Escrow Fund or Secondary Escrow Fund, Acquiror shall promptly notify the Securityholder Agent of such claim, and the Securityholder Agent and the Former Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Primary Escrow Fund or Secondary Escrow Fund, as the case may be, shall be entitled, at their expense, to participate in any
defense of such claim.   Acquiror shall have the exclusive right in its sole
discretion to settle any such claim arising under the Primary Escrow Fund, but shall not settle any claim related to the Patent Litigation arising under the Secondary Escrow Fund without the prior written consent of the Securityholder Agent, which shall not be unreasonably withheld. Acquiror agrees to retain Shaw, Pittman, Potts & Trowbridge (provided such firm is willing to represent Acquiror and has no conflicts of interest with respect to Acquiror) in defending any claims arising from the Patent Litigation, unless in Acquiror's reasonable judgment, it would be beneficial to Acquiror to use different or additional law firms, in which case Acquiror may terminate or modify its relationship with Shaw, Pittman, Potts & Trowbridge with the prior written consent of David Lambert (the "Lambert Consent") or the Securityholder Agent, which consent shall
              ---------------
not be unreasonably withheld. David Lambert shall not be liable for any act done or omitted related to the Lambert Consent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify David Lambert and hold harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of David Lambert and arising out of or in connection with the acceptance or administration of duties under the Lambert Consent.

     Section 10.14  Indemnity by Acquiror. Subsequent to the Effective Time,
                    ---------------------
Acquiror agrees to indemnify and hold harmless the Former Target Stockholders outstanding immediately prior to the Effective Time (the "Target Indemnitees")
                                                          ------------------
from and against any Damages based upon, arising out of or otherwise in respect of any material breach of any representation, warranty or covenant of Acquiror contained herein or in any certificate delivered pursuant hereto, which breach becomes known to the Target Indemnitee and is asserted in writing to Acquiror on or before the end of the Primary Escrow Period, at which date this indemnification provision shall terminate, provided however that no such compensation shall be payable to the Target Indemnitees unless and until the amount of all Damages to the Target Indemnitees exceeds $100,000 in the aggregate, whereupon compensation shall be payable for all such Damages without any deduction. In no event will Acquiror's indemnity obligation pursuant to this Section 10.14 exceed in the aggregate the lesser of (i) $1,500,000 or (ii) the sum of (A) $150,000 plus (B) 370,000 multiplied by the average of the last (4:00 p.m.) reported sales prices of Acquiror Common Stock on the Nasdaq National Market for the fifteen (15) trading days immediately preceding the date of this Agreement. Acquiror shall be entitled to pay compensation for Damages hereunder in either cash or Acquiror Common Stock in its discretion (valued as the last (4:00 p.m.) reported sales prices of Acquiror Common Stock on the Nasdaq National Market for the fifteen (15) trading days immediately preceding the date of such payment). Target acknowledges and agrees, and the Former Target Stockholders, by their adoption of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Section 10.14 shall be the sole and exclusive remedy for any such claim of breach by Acquiror.

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1   Survival of Representations and Covenants. All
                    -----------------------------------------
representations, warranties, covenants and agreements of Target and Acquiror contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the end of the Primary Escrow Period and Secondary Escrow Period. If Escrow Shares, Escrow Cash or other assets are retained in the Primary or Secondary Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement of Target applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares, Escrow Cash or other assets relate.

     Section 11.2   Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)    if to Acquiror or Sub:

                    Loudeye Technologies, Inc.
                    414 Olive Way, Suite 300
                    Seattle, WA 98101
                    Attention:  President and General Counsel
                    Fax No: (206) 832-4001
                    Telephone No:  (206) 832-4100

                    with a copy to:

                    Venture Law Group
                    4750 Carillon Point
                    Kirkland, Washington 98033
                    Attention:  John W. Robertson
                    Fax No:  (425) 739-8750
                    Telephone No:  (425) 739-8700

             (b)    if to Target, to:

                    DiscoverMusic.com, Inc.
                    1000 Denny Way, Suite 700
                    Seattle, WA 98109
                    Attention:  President
                    Fax No: (206) 336-3167
                    Telephone No: (206) 336-3133

                    with a copy to:

                    Heller Ehrman White & McAuliffe, LLP
                    701 Fifth Avenue, Suite 6100
                    Seattle, WA 98104-7098
                    Attention: Naneen K. Baden
                    Fax No: (206) 447-0849
                    Telephone No: (206) 447-0900

     Section 11.3   Interpretation. When a reference is made in this Agreement
                    --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of Target" or "known to Target" or similar phrases are used in this Agreement, they mean when used in reference to (i) an individual, to the actual knowledge, after reasonable inquiry, of such individual or (ii) a party that is not an individual, to the actual knowledge, after reasonable inquiry, of the directors and officers of such party.

     Section 11.4  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights and remedies hereunder.

     Section 11.6  Governing Law; Jurisdiction.  This Agreement shall be
                   ---------------------------
governed and construed in accordance with the laws of the State of Washington without regard to any applicable conflicts of law, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Washington; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Western District of Washington; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.2.

     Section 11.7  Assignment. Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8  Amendment. This Agreement may be amended by the parties
                   ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Target, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9  Extension; Waiver. At any time prior to the Effective Time,
                   -----------------
the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10  Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11.11  Severability. If any provision of this Agreement is held to
                    ------------
be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Acquiror, Sub and Target have executed this Agreement and Plan of Merger as of the date first written above.

                                   LOUDEYE TECHNOLOGIES, INC.

                                   By:  /s/ David Bullis
                                      -----------------------------------------

                                   Title: President and Chief Executive Officer
                                          -------------------------------------



                                   SANTA ACQUISITION, INC.

                                   By: /s/ David Bullis
                                      -----------------------------------------

                                   Title: President
                                          -------------------------------------



                                   DISCOVERMUSIC.COM, INC.


                                   By: /s/  David Lambert
                                      -----------------------------------------

                                   Title: President and Chief Executive Officer
                                          -------------------------------------